CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT executed this 8th day of January 2024, by and between Otter Tail Corporation (“Company”) a Minnesota corporation, and Kevin G. Moug (“Consultant”).
WHEREAS it is the mutual desire of the parties that Consultant provide Company with certain consulting services as related to various projects as outlined in Schedule A (the “Services”), subject to the terms and conditions below. Accordingly, the parties agree as follows:

1.Scope of Services. Consultant agrees that he will perform consulting services for Company throughout the term of this Consulting Agreement (“Agreement”) for Services as defined in Schedule A.

2.Compensation. Consultant shall be paid as described in Schedule A as sole compensation for the performance of the Services. As an independent contractor, Consultant shall not be entitled to benefits currently available to Company, such as health care coverage, vacation, sick leave or holiday pay.

3.Independent Contractor. The parties expressly agree that Consultant shall be an independent contractor for all purposes in the performance of this Agreement and shall not be an employee of Company. Consultant will perform Services under the Company’s general direction as to the result of activity, but Consultant shall determine, in Consultant’s discretion, the manner and means by which the Services are accomplished, subject to the express condition that Consultant will at all times comply with applicable law. It is also expressly understood that Consultant shall not be considered an agent or employee of the Company and shall have no authority whatsoever to bind the Company by contract or otherwise. Consultant expressly waives any right to participate in any of the Company’s employee benefit plans or perquisites. Consultant further disclaims any intention or right to participate in any of the Company’s employee benefit plans or perquisites eve if Consultant’s status with the Company is determined by a third-party tribunal to be that of an employee. Consultant shall exercise his own self- employment tax reporting for income tax and social security purposes. Except insofar as it would preclude the Consultant from providing the Services under this Agreement or violate Section 9 hereof, Consultant is free to perform services for any other person. Consultant further acknowledges and agrees to the following:
(a)While providing Services, Consultant is, and shall at all times be and remain, an independent contractor to the fullest extent permitted by law;
(b)Nothing in this Agreement or otherwise shall be construed as identifying Consultant as an employee, agent, or legal representative of the Company or any of the Company’s related or affiliated entities during the term for any purpose whatsoever;
(c)Consultant is not authorized to transact business, incur obligations, sell goods, receive payments, solicit orders or assign or create any obligation of any kind, express or implied, on behalf of the Company or any of the Company’s related or affiliated entities, or to bind in any way whatsoever, or to make any promise, warranty or representation on behalf of the Company or any of the Company’s related or affiliated entities with respect to any matter, except as expressly authorized in writing by the Company;
(d)While Consultant will receive instruction on the objects and goals for which he is responsible, the Company has no right to control the manner in which Consultant performs Services under this Agreement and Consultant is free to perform Services in the manner Consultant deems fit and in accordance with recognized standards for such services;
(e)Consultant shall not use the Company’s trade names, trademarks, service names or service marks without the prior written approval of the Company; and
(f)If, at any time, Consultant’s status with the Company as an independent contractor changes or if Consultant’s employment changes or Consultant is ever deemed to be an employee of the Company, each of the covenants set forth above and this Agreement remain in full force and effect in its entirety until and unless it is replaced with a subsequent and superseding agreement.

4.Limitation of Damages. The parties agree that neither party shall be liable to the other for any special, consequential, incidental, indirect, or other such damages of any kind.

5.Indemnification. Consultant shall indemnify and hold Company, its affiliates and their respective directors, officers, agents and employees harmless from and against all claims, demands, losses, damages and judgments, including court costs and attorneys’ fees, arising out of or based upon any breach or alleged breach by Consultant of any representation, warranty, certification, covenant, obligation or other agreement set forth in this Agreement. The Company shall indemnify and hold Consultant harmless from and against all claims, demands, losses, damages and judgments, including court costs and attorneys’ fees, arising out of or based upon any breach or alleged breach by the Company of any representation, warranty, certification, covenant, obligation or other agreement set forth in this Agreement.

6.Consultant’s Warranties. Consultant expressly warrants as follows: (a) that he has the skill and expertise to perform the responsibilities hereunder and that he shall use reasonable care and skill in carrying out the responsibilities hereunder; (b) that he will not, during the term of this Agreement, represent any other company, which, in the sole judgment of Company, could give rise to a conflict of interest; (c) that he will keep in strict confidence all Company trade secrets, Material Non-Public Information (“MNPI”) and other sensitive information as a result of the work performed under this Agreement; and (d) that he will strictly adhere to all securities law and all relevant laws and regulations.

7.Intellectual Property. The Company is and shall be, the sole and exclusive owner of all right, title and interest throughout the world in and to all the results and proceeds of the Services performed under this Agreement including all patents, copyrights, trademarks, trade secrets and other intellectual property rights (collectively Intellectual Property Rights) therein. Consultant agrees that the Deliverables are hereby deemed a "work made for hire" as defined in 17 U.S.C. § 101 for the Company. If, for any reason, any of the Deliverables do not constitute a "work made for hire," Consultant hereby irrevocably assign to the Company, in each case without additional consideration, all right, title and interest throughout the world in and to the Deliverables, including all Intellectual Property Rights therein.
8.Confidentiality. Consultant acknowledges that he will have access to information that is treated as confidential and proprietary by the Company, including, without limitation any trade secrets, technology, information pertaining to business operations and strategies, customers, pricing, marketing, finances, sourcing, personnel, MNPI or operations of the Company, its affiliates or their suppliers or customers, in each case whether spoken, printed, electronic or in any other form or medium (collectively, the Confidential Information). Any Confidential Information that consultant develops in connection with the Services, including but not limited to any Deliverables, shall be subject to the terms and conditions of this paragraph. Consultant agrees to treat all Confidential Information as strictly confidential, not to disclose Confidential Information or permit it to be disclosed, in whole or part, to any third party without the prior written consent of the Company in each instance, and not to use any Confidential Information for any purpose except as required in the performance of the Services. Consultant shall notify the Company immediately in the event consultant becomes aware of any loss or disclosure of any Confidential Information.
9.Avoidance of Conflict of Interest. Consultant represents and warrants that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from fully complying with the provisions hereof, and further certifies that Consultant will not enter into such conflicting agreement during the term of this Agreement. Consultant will advise the Company at such time as any activity of either the Company or another business presents Consultant with a conflict of interest or the appearance of a conflict of interest. Consultant further represents and warrants that it has full power and authority to enter into this Agreement and perform the obligations hereunder.

10.No Assignment. In no event shall Consultant assign this Agreement or delegate its responsibilities hereunder.

11.Term and Termination. This Agreement will terminate as identified in Schedule A.

12.Entire Agreement and Modification. This Agreement represents the entire and final agreement between the parties. No amendment, modification or waiver of, or consent with respect to any provision of this Agreement shall be effective unless the same shall be in writing and signed by both parties and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13.Savings Clause. If any provision of this Agreement shall be found invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, then such provision shall be deemed to be modified or restricted to the extent and in a manner necessary to render the same valid and enforceable, or if that is not possible, such provision shall be stricken and deleted from this Agreement, as the case may require, and this Agreement shall then be construed and enforced to the maximum extent permitted by law and with the purpose to achieve the fundamental intent of the parties.

14.Waiver. Any waiver at any time by either party of its rights with respect to a default under this Agreement, or with respect to any other matters arising in connection with this Agreement, shall be in writing and shall not be deemed a waiver with respect to any subsequent default or other matter.
15.Choice of Laws. This Agreement shall be construed and interpreted in accordance with the laws of the State of North Dakota and excluding any choice of law rules which may direct the application of laws of another jurisdiction.
16.Insider Trading. Consultant acknowledges and agree that he shall comply with all applicable Company policies and procedures including the Company’s Insider Trading and Pre- Clearance Policy as well as the Code of Business Ethics.

17.Standard of Care. Consultant agrees to provide services to the level care, diligence and skill prescribed in the code of practice ordinarily used by members of the subject professional practicing under similar circumstances at the same time and in the same locality.

18.Electronic Signatures. This Agreement may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider) appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Agreement may be made by facsimile, email or other electronic transmission.

(Signature Page to Follow)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Otter Tail Corporation

/s/ Todd R. Wahlund
Todd R. Wahlund

Consultant

/s/ Kevin G. Moug
Kevin G. Moug

SCHEDULE A

•TERM OF AGREEMENT: This Agreement will commence on January 8, 2024, and will continue until the earlier to occur of: (i) April 7, 2024, or (ii) termination as provided below. The Company and Consultant may extend the term of this Agreement upon mutual agreement. Unless earlier terminated, Consultant agrees to notify the Company no later than 30 days prior to the date set forth in (i) above if Consultant is unable to continue to perform his obligations hereunder in connection with any such extension. Either party may terminate this agreement upon 15 days prior written notice, with payment for services to be prorated up to the date of termination.
•PAYMENT FOR SERVICES: Ten Thousand and no/100 Dollars ($10,000.00) per month, not to exceed Thirty Thousand and no/100 Dollars ($30,000.00), unless extended as above.
•SCOPE OF SERVICES
oAdvise on financial close items and 10-K.
oAdvise on February and April Board of Directors materials.
oAdvise on 2024 earnings guidance and press release.
oAdvise on and review of strategic planning activities.
oOther advisory and coaching work in support of CFO responsibilities as directed.